UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025

Crisp Momentum Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Palm Beach Lakes Blvd., Suite 820 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 351-9195

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On October 3, 2025, the Board of Directors (the “Board”) of Crisp Momentum Inc. (the “Company”) appointed Chi Kong (Adrian) Cheng as a member of the Board and as the Chairman of the Board.

Dr. Cheng has several decades of international leadership experience and expertise in digital ecosystems and will guide the Company’s global growth and brand strategy.

There are no arrangements or understandings between Dr. Cheng and any other persons pursuant to which he was selected as a director. There are no family relationships between Dr. Cheng and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. An entity wholly owned by Dr. Cheng previously acquired approximately 24% of the Company’s outstanding common stock from an unaffiliated stockholder in a private transaction.

Item 7.01 Regulation FD Disclosure.

On October 9, 2025, the Company issued a press release announcing the appointment of Dr. Cheng. A copy of the press release is furnished as Exhibit 99.1 attached to this Form 8-K and incorporated into this item 7.01 by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crisp Momentum Inc.

Dated: October 9, 2025	By:	/s/ Renger van den Heuvel
	Name:	Renger van den Heuvel
	Title:	Chief Executive Officer